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EXHIBIT 10.6
                        MANAGEMENT & ADVISORY AGREEMENT


     This Management Agreement ("Agreement") is entered into this 20th day of June, 1996, ("Effective Date") between Automated Dispatch Systems, Inc., a Florida corporation ("Client") and SEM, Inc., a Florida corporation ("Advisor").


                                    RECITALS

A. WHEREAS, Advisor desires to sell to Client and Client desires to purchase from Advisor certain Management & Advisory Services ("Services", as further defined in Section 4 below);

B. WHEREAS, Advisor and Client desire to set forth herein the terms under which Advisor will sell and Client will purchase the Services;


                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein, the sufficiency of which is hereby acknowledged, the parties hereto intending to be legally bound agree as follows:

1.   Recitals.  The foregoing recitals are true and correct.
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2.   Purchase and Sale of Services.  Advisor hereby agrees to provide the
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     Services in an efficient and professional manner, and Client hereby agrees to purchase the Services from Advisor, in accordance with the terms and conditions contained herein.

3.   Term of Agreement.  This Agreement shall continue for five (5) years
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     following the Effective Date and shall be renewed automatically thereafter for successive periods of one year each, unless either party hereto provides the other party with written notice not less than sixty (60) days prior to the end of the then-current term of its intention not to renew. Except as otherwise provided in this paragraph, if either party wishes or purports to terminate this Agreement as a result of a breach of this Agreement of any sort by the other party, such first party shall first give the second party written notice setting forth the alleged breach. After receipt of such written notice, the second party shall have thirty (30) days to cure such alleged breach. No such termination of this Agreement shall take place unless the second party fails to cure such breach within such period.
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4.   Services.  Advisor shall provide to Client advice and management expertise
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     as required by Client in Client's performance of its obligations under the
     Dispatch Services Agreement.

5.   Pricing.  Client shall pay to Advisor One Dollar ($1.00) as an advisory fee
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     ("Advisory Fee") for each trip for which Client receives payment under the
     Dispatch Services Agreement. The Advisory Fee shall be increased on each anniversary of the Effective date by the percentage, if any, by which the Consumer Price Index increased in the Miami area during the preceding twelve-month period; provided, however, such increase shall not exceed on a percentage basis the CPI adjustment paid to Client by CPS under the Dispatch Services Agreement.

6.   Payment Terms.  Advisor shall not be required to invoice Client.  Client
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     shall pay to Advisor the Advisory Fee for each trip for which payment is received by Client under the Dispatch Services Agreement within two (2) business days of receipt of payment. A 1.5% penalty shall be imposed on all payments which are more than thirty (30) days past due.

7.   Confidentiality.  In connection with the negotiation of this Agreement or
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     the provision of services hereunder, the parties hereto have or may obtain non-public information regarding the business and financial condition or plans of the other party ("Confidential Information"). Advisor and Client agree to keep the Confidential Information in strict confidence and shall not disclose it to any person, firm or corporation, nor use the same for any purpose other than for fulfilling obligations under this Agreement.
     All Confidential Information shall remain the property of the disclosing party, shall be kept confidential by the receiving party, and shall not be disclosed to any other person or entity other than officers, employees or agents of the receiving party who need to know such information in order to fulfill obligations under this Agreement. Receiving party shall protect and safeguard the Confidential Information by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination or publication of the Confidential Information as receiving party uses to protect its own confidential or proprietary information of like nature.

8.   Performance Limitations.  Notwithstanding any contrary provision contained
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     herein, Advisor shall not be liable for damages or delay of the performance of its duties hereunder due to any circumstance beyond Advisor's reasonable control, including but not limited to (i) acts of God, acts of any local, state, federal or foreign government, strikes, riots, storms, fires or explosions; (ii) action or inaction on part of Client or Client's employees; and (iii) failure on part of Client to maintain Client's vehicles, vehicular equipment or communications equipment.

9.   Indemnification.  Client shall indemnify and hold harmless Advisor from,
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     against and in respect to any and all liabilities, damages and claims against Advisor, including without limitation, reasonable fees and disbursements of counsel, in connection with

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     Advisor's performance under this Agreement, provided, however, that such claims against Advisor do not arise from (i) any breach of this Agreement by Advisor; or, (ii) gross negligence solely on the part of Advisor in the performance of Advisor's obligations hereunder. Advisor shall indemnify and hold harmless Client from, against and in respect to any and all liabilities, damages and claims against Client, including without limitation, reasonable fees and disbursements of counsel, in connection with any breach of this Agreement by Advisor or gross negligence solely of Advisor hereunder.

10.  Notices.  Any notice which is required to be given under this Agreement
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     shall be in writing.  All written notices shall be sent prepaid registered or certified airmail, or commercial courier service, return receipt requested. All such notices shall be deemed to have been given when received, addressed in the manner indicated below, or at such other addresses as the parties may from time to time notify each other of:

     CLIENT                              ADVISOR
     ------                              -------
     Automated Dispatch Systems, Inc.    SEM, Inc.
     NW 12th Street, Suite 417           1995 N.E. 142 Street
     Miami, Florida 33126                North Miami, Florida 33181
     Attn: John L. Shermyen              Attn:

11.  Governing Law.  This Agreement shall be governed by and construed in
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     accordance with the laws of the State of Florida.  Any action or claim pursuant to this Agreement shall be maintained only in a court of competent jurisdiction in Dade County, FL. Advisor and Client hereby agree to submit to jurisdiction in any such court in the event of any such claim or action.

12.  Other Agreements.  This Agreement replaces and supersedes all other
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     agreements, written or oral, between the parties regarding the subject matter covered herein.

13.  Headings.  The section names and other headings contained in this Agreement
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     are for reference purposes only and shall not affect the meaning or interpretation of any or all of the provisions of this Agreement.

14.  Binding Effect; Assignment.  This Agreement shall be binding upon and shall
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     inure to the benefit of Advisor's and Client's allowed successors and assigns. Client reserves the right to approve assignment by Advisor of this Agreement unless assignee is owned by or under common ownership with Advisor.

15.  Entire Agreement.  This Agreement, together with the attached exhibits,
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     constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral, between the parties with respect to such subject matter. Client agrees that any terms and conditions contained in any Client purchase order or other ordering

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     document shall have no binding effect on Advisor and will not modify this
     Agreement in any way.

16.  Amendment.  This Agreement may not be amended or modified in any way except
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     by written instrument executed by all of the parties.

17.  Non-waiver.  The waiver of any breach or commitment under this Agreement by
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     either Client or Advisor shall not constitute the waiver of any other breach or commitment pursuant to this Agreement.

18.  Severability.  If any provision of this Agreement is held invalid by law,
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     rule, order or regulation of any relevant government, or by the final determination of a court of last resort, such invalidity shall not affect
     (a) the other provisions of this Agreement; (b) the application of such provision to any other circumstance other than that with respect to which this Agreement was found to be unenforceable; or (c) the validity or enforceability of this Agreement as a whole.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.


AUTOMATED DISPATCH SYSTEMS, INC.


By:                                   Attest:
   ----------------------------

-----------------------------
John Shermyen, its President

                                      -----------------------------

SEM, INC.


By:                                   Attest:
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-----------------------------
Martin Zilber, its President

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